                                                                   EXHIBIT 10.12

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

           COMBINED AGGREGATE AND CASUALTY CATASTROPHE EXCESS OF LOSS
                               REINSURANCE TREATY

                            EFFECTIVE JANUARY 1, 1993

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ARTICLE  SUMMARY                                                            PAGE
-------  -------                                                            ----
1   BUSINESS COVERED........................................................   2
2   TERM ...................................................................   3
3   TERRITORY AND INURING REINSURANCE.......................................   3
4   EXCLUSIONS..............................................................   3
5   COVERAGES AND AGGREGATE LIMITS..........................................   3
6   DEFINITIONS.............................................................   4
7   NET RETAINED LIABILITY..................................................   6
8   DEPOSIT CONSIDERATION, FINAL CONSIDERATION ADJUSTMENT, COVERAGE A
      ADDITIONAL CONSIDERATION, REINSURERS' INITIAL EXPENSE CHARGE AND
      COVERAGE B CONSIDERATION..............................................   6
9   OFFSET AND SECURITY.....................................................   9
10  REPORTS AND LOSS SETTLEMENTS............................................   9
11  PROFIT SHARING, FUNDS WITHHELD ACCOUNT..................................  11
12  CURRENCY................................................................  12
13  COMMUTATION.............................................................  12
14  EXCESS OF ORIGINAL POLICY LIMITS........................................  13
15  EXTRA CONTRACTUAL OBLIGATIONS...........................................  13
16  ERRORS AND OMISSIONS....................................................  14
17  ACCESS TO RECORDS.......................................................  14
18  ACTUARIAL REVIEW........................................................  14
19  LOSS RESERVE FUNDING....................................................  15
20  FUNDS WITHHELD TRUST ACCOUNT............................................  15
21  INSOLVENCY..............................................................  16
22  ARBITRATION.............................................................  17
23  CHANGES IN ADMINISTRATIVE PRACTICES.....................................  18
24  TAXES...................................................................  18
25  SERVICE OF SUIT.........................................................  18
26  NO ASSIGNMENT...........................................................  19
27  INTERMEDIARY............................................................  19

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                      1993 COMBINED AGGREGATE AND CASUALTY
                           CATASTROPHE EXCESS OF LOSS
                          REINSURANCE AGREEMENT NO. __

                                     between

               THE REINSURERS SUBSCRIBING THE RESPECTIVE INTERESTS
                        AND LIABILITIES AGREEMENTS HERETO
                        (hereinafter called "REINSURERS")

                                       and

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            Lawrenceville, New Jersey
                    (hereinafter called the "CEDING COMPANY")



                           ARTICLE 1: BUSINESS COVERED

This Agreement shall indemnify the CEDING COMPANY with respect to ULTIMATE NET LOSSES which may accrue to the CEDING COMPANY under any and all POLICIES subject to the Terms and Conditions of this Agreement.

As respects COVERAGE A hereon, the REINSURERS shall provide coverage on a losses occurring during basis during the TERM in respect of all of the CEDING COMPANY'S POLICIES underwritten on a losses occurring during basis. Also, as respects COVERAGE A hereon, the REINSURERS shall provide coverage on a claims first made basis during the TERM in respect of all of the CEDING COMPANY'S POLICIES underwritten on a claims first made basis. For all purposes, the "PERMANENT PROTECTION POLICIES (PPP)" underwritten by the CEDING COMPANY shall in all cases be deemed to cover on a losses occurring during basis of underlying coverage. REINSURERS shall be subject to all of the conditions of the PPP including policy limits and the aggregate limit formula under the extended reporting coverage therein.

As respects COVERAGE B hereon, the REINSURERS shall provide coverage hereon on a claims first made basis during the TERM regardless of the basis of coverage provided by the CEDING COMPANY.

REINSURERS shall remain liable for all losses covered hereon during the TERM until all such losses are paid or this Agreement is commuted.

                                 ARTICLE 2: TERM

This Agreement shall be effective from January 1, 1993 through December 31, 1993, both days inclusive.

Should this Agreement expire while a COVERAGE A loss covered in respect of a loss occurrence policy, such as the PPP is in progress, the REINSURERS shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress.


                  ARTICLE 3: TERRITORY AND INURING REINSURANCE

This Agreement will cover POLICIES written within the United States of America. All other REINSURANCE AGREEMENTS that inure to the benefit of this Agreement shall be deemed in place until all liability of the REINSURERS hereon is finalized by payment of all losses or commutation.


                              ARTICLE 4: EXCLUSIONS

This Agreement shall not apply to and specifically excludes:

A.       Workers' Compensation Insurance;

B. Insolvency funds, in accordance with the Insolvency Funds Exclusion Clause attached hereto;

C.       Business assumed from Pools, Syndicates, and Associations;

D. Business excluded by the attached Nuclear Incident Exclusion Clause - Liability Reinsurance - U.S.A., except that provisions of this clause shall not apply to liability arising out of the practice of Nuclear Medicine and activities relating to Nuclear Medicine by the original insured.

E. War Risks, in accordance with the North American War Exclusion Clause attached hereto;

F.       Unallocated LOSS ADJUSTMENT EXPENSES as described in ARTICLE 6,
         Section E.

                    ARTICLE 5: COVERAGES AND AGGREGATE LIMITS

A.       COVERAGE A

         Should the CEDING COMPANY'S LOSS RATIO exceed 80% (hereinafter called the Retention), the REINSURERS shall be liable for 100% of the paid amount of


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         ULTIMATE NET LOSSES in excess of the Retention subject to a maximum
         AGGREGATE LIMIT of 70% of SNEP. Subject also to ARTICLE 5.C., in no event shall REINSURERS be liable for more than $75,000,000 in the aggregate. COVERAGE B hereon shall inure to COVERAGE A. Therefore, ULTIMATE NET LOSSES in respect of the CEDING COMPANY'S NET RETAINED LIABILITY shall be reduced by any amounts recoverable in respect of COVERAGE B.

B.       COVERAGE B

         This Agreement shall indemnify the CEDING COMPANY for $7,000,000 ULTIMATE NET LOSS excess of $3,000,000 ULTIMATE NET LOSS per LOSS OCCURRENCE plus pro-rata LOSS ADJUSTMENT EXPENSES as respects claims first made during the TERM. Notwithstanding the definition of ULTIMATE NET LOSS as per Section D of ARTICLE 6: DEFINITIONS, LOSS ADJUSTMENT EXPENSE shall be excluded from the determination of ULTIMATE NET LOSS referenced in this COVERAGE B. This Agreement shall, however, indemnify the CEDING COMPANY for pro-rata LOSS ADJUSTMENT EXPENSES in addition to loss indemnity amounts subject to an AGGREGATE LIMIT in all equal to $7,000,000.

         In circumstances where two or more policies are involved in the same occurrence and there is a difference in the date claims are made under the original policies, the date the first claim is made shall be the date of the event for purposes of any recovery hereunder.

C.       AGGREGATE LIMIT

         In no event shall REINSURERS be liable for more than $82,000,000 in the Aggregate for this Agreement for COVERAGES A and B combined.


                             ARTICLE 6: DEFINITIONS

A. "CUMULATIVE SUBJECT NET EARNED PREMIUMS" (SNEP) shall mean the cumulative NET WRITTEN PREMIUM INCOME of the CEDING COMPANY during the period January 1, 1993 through December 31, 1993 plus the NET WRITTEN PREMIUM INCOME unearned at December 31, 1992 less the NET WRITTEN PREMIUM INCOME unearned as of the calendar quarter end calculation date but no later than December 31, 1993.

B. "NET WRITTEN PREMIUM INCOME" shall mean gross written premiums of the CEDING COMPANY less cancellations and returns and less premiums paid for all other reinsurances for the period January 1, 1993 through December 31, 1993, except for NON-TRADITIONAL REINSURANCE AGREEMENTS which shall be disregarded for the calculation of SNEP.


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C.       1.       "NON-TRADITIONAL REINSURANCE AGREEMENTS" shall mean any
                  reinsurance agreement which allows for PROFIT SHARING (or any other form of contractual adjustment) exceeding 25% of initial reinsurance premium paid. This definition does not apply to swing rated excess reinsurance coverages.

         2. "TRADITIONAL REINSURANCE AGREEMENTS" shall mean any reinsurance agreement which is not a non-traditional reinsurance agreement.

D. The term "ULTIMATE NET LOSS" means the actual loss, arising from a LOSS OCCURRENCE as covered in accordance with ARTICLE 1: BUSINESS COVERED, including LOSS ADJUSTMENT EXPENSE, 80% of loss in excess of policy limits and 80% of EXTRA CONTRACTUAL OBLIGATIONS, and including losses incurred but not yet reported, all paid, payable, or to be paid, by the CEDING COMPANY after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether such reinsurance is collectible or not; provided, however, that in the event of the insolvency of the CEDING COMPANY, payment by the REINSURERS shall be made in accordance with the provisions of the INSOLVENCY Article. Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the CEDING COMPANY'S ULTIMATE NET LOSS has been ascertained.

E. "LOSS ADJUSTMENT EXPENSE" means all costs and expenses allocable to a specific claim or claims that are incurred by the CEDING COMPANY in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; and c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. LOSS ADJUSTMENT EXPENSE does not include unallocated LOSS ADJUSTMENT EXPENSE. Unallocated LOSS ADJUSTMENT EXPENSE includes, but is not limited to, salaries and expenses of employees, and office and other overhead.

F. "POLICIES" means any and all original policies, contracts, and binders of insurance underwritten by the CEDING COMPANY and classified as:

             Medical and Dental Practitioner Professional Liability Hospital Professional Liability
             Professional Premises Liability
             Commercial General Liability
             Excess/Umbrella Liability

G. "LOSS RATIO" means the ratio of ULTIMATE NET LOSSES incurred divided by CUMULATIVE SUBJECT NET EARNED PREMIUM as of the date of calculation.


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H.       "LOSS OCCURRENCE" means LOSS OCCURRENCE or medical incident, or otherwise the event giving rise to coverage, all as defined and provided within the underlying POLICIES underwritten by the CEDING COMPANY.

I. "REINSURERS INITIAL EXPENSE CHARGE" shall be 5.9% of all DEPOSIT CONSIDERATION, FINAL CONSIDERATION ADJUSTMENT AND ADDITIONAL CONSIDERATION hereon.

J. "REINSURERS' ADDITIONAL EXPENSE CHARGE" shall be 1% of all DEPOSIT CONSIDERATION, FINAL CONSIDERATION ADJUSTMENT AND ADDITIONAL CONSIDERATION hereon, if ceded ULTIMATE NET LOSSES in respect of COVERAGE A are greater than 32.5% of SNEP but less than or equal to 60.0% of SNEP. REINSURERS' ADDITIONAL EXPENSE CHARGE shall be 2% of all DEPOSIT CONSIDERATION, FINAL CONSIDERATION, ADJUSTMENT AND ADDITIONAL CONSIDERATION hereon, if ceded COVERAGE A ULTIMATE NET LOSS is greater than 60% of SNEP.


                        ARTICLE 7: NET RETAINED LIABILITY

COVERAGE A applies only to that portion of any LOSS OCCURRENCE which the CEDING COMPANY retains net for its own account. All other REINSURANCE AGREEMENTS shall inure to the benefit of this Agreement and be deemed in place until all liability hereon is finalized.

The CEDING COMPANY warrants that the minimum NET RETAINED LIABILITY is $750,000 per insured and $1,000,000 per event for insureds in New Jersey and $200,000 per insured and $600,000 per event for insureds in other states.

Notwithstanding the above, the CEDING COMPANY and REINSURERS mutually agree that any and all ceded ULTIMATE NET LOSSES in respect of 1993 LOSS OCCURRENCES under Section B of the MIIX Aggregate Excess of Loss Agreement dated December 15, 1992 shall inure to coverages under this Agreement whereby the NET RETAINED LIABILITY of the CEDING COMPANY may be less than the above stated minimum NET RETAINED LIABILITY.

Furthermore, it is warranted that less than 15% of the CEDING COMPANY'S SNEP during the TERM of this Agreement will apply to the business where the CEDING COMPANY'S NET RETAINED LIABILITY is below $750,000 on a per insured and $1,000,000 on a per event basis.


        ARTICLE 8: DEPOSIT CONSIDERATION, FINAL CONSIDERATION ADJUSTMENT, COVERAGE A ADDITIONAL CONSIDERATION, REINSURERS' INITIAL EXPENSE
                       CHARGE AND COVERAGE B CONSIDERATION


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A.       DEPOSIT CONSIDERATION, FINAL CONSIDERATION ADJUSTMENT

         The CEDING COMPANY shall pay to the REINSURERS a DEPOSIT CONSIDERATION of $18,668,012 on January 1, 1993. A determination of FINAL CONSIDERATION as of December 31, 1993 shall be made and reported on or before February 15, 1994. FINAL CONSIDERATION shall be equal to SNEP multiplied by 17.709% subject to a minimum CONSIDERATION of $16,145,308.

         The CEDING COMPANY shall pay to REINSURERS, on or before February 15, 1994, the amount by which the FINAL CONSIDERATION exceeds the DEPOSIT CONSIDERATION. The REINSURERS shall return to the CEDING COMPANY the lesser of the amount by which DEPOSIT CONSIDERATION exceeds FINAL CONSIDERATION or the minimum CONSIDERATION. The DEPOSIT CONSIDERATION and the FINAL CONSIDERATION ADJUSTMENT, if any, due shall be deemed credited (debited) to the FUNDS WITHHELD ACCOUNT on January 1, 1993 for all purposes hereon including INTEREST CREDIT.

B.       COVERAGE A ADDITIONAL CONSIDERATION

         The CEDING COMPANY shall also credit the FUNDS WITHHELD ACCOUNT with COVERAGE A ADDITIONAL CONSIDERATION equal to 50.4541% of the amount by which cumulative ceded ULTIMATE NET LOSSES in respect of COVERAGE A exceed 30% of SNEP. The maximum COVERAGE A ADDITIONAL CONSIDERATION hereon is $22,000,000. Such COVERAGE A ADDITIONAL CONSIDERATION shall be determined and reported quarterly within 45 (forty-five) days following the end of each calendar quarter.

         ALL COVERAGE A ADDITIONAL CONSIDERATION shall be credited by the CEDING COMPANY to the FUNDS WITHHELD ACCOUNT as defined in Section B of
         ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT AND INTEREST CREDIT. For that amount of REINSURERS' INITIAL EXPENSE CHARGE calculated as a percentage of ADDITIONAL CONSIDERATION, the REINSURERS' INITIAL EXPENSE CHARGE shall be wire transferred by the CEDING COMPANY directly to the REINSURERS annually within 45 days of each December 31st indicating net COVERAGE A ADDITIONAL CONSIDERATION due for the prior calendar year. If the December 31st report indicates net return COVERAGE A ADDITIONAL CONSIDERATION for the prior calendar year, REINSURERS shall wire transfer directly to the CEDING COMPANY any annual return REINSURERS' INITIAL EXPENSE CHARGE as a percentage of return ADDITIONAL CONSIDERATION within 15 days following receipt of the December 31st reporting.


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         All COVERAGE A ADDITIONAL CONSIDERATION less REINSURERS' INITIAL
         EXPENSE CHARGE shall be deemed to be credited or (debited) from the FUNDS WITHHELD ACCOUNT as of January 1, 1993 for INTEREST CREDIT purposes hereon. Therefore, any adjustments to increase COVERAGE A ADDITIONAL CONSIDERATION shall result in an INTEREST CREDIT from January 1, 1993 to date for such adjustment. Any adjustments to decrease the COVERAGE A ADDITIONAL CONSIDERATION shall result in a reduction of INTEREST CREDIT from January 1, 1993 to date for such adjustment.

C.       REINSURERS' INITIAL EXPENSE CHARGE

         The CEDING COMPANY will wire transfer to REINSURERS 4.9% of DEPOSIT CONSIDERATION as soon as possible on and after January 1, 1993. This amount shall be deducted (debited) from the FUNDS WITHHELD ACCOUNT as of January 1, 1993. The remaining 1.0% of DEPOSIT CONSIDERATION and 5.9% of FINAL CONSIDERATION ADJUSTMENT shall be wire transferred from the CEDING COMPANY TO REINSURERS on or before February 15,1994. These amounts shall be deducted (debited) from the FUNDS W1THBELD ACCOUNT as of January 1, 1994.

         The 5.9% of ADDITIONAL CONSIDERATION shall be wire transferred from the CEDING COMPANY to REINSURERS within 45 days following December 31st of each prior calendar year ADDITIONAL CONSIDERATION due. These amounts shall be deducted (debited) from the FUNDS WITHHELD ACCOUNT as of January 1, 1993. Any return CONSIDERATION will result in return REINSURERS' INITIAL EXPENSE CHARGE which shall be wire transferred from the REINSURERS to the CEDING COMPANY at the same time that REINSURERS' INITIAL EXPENSE CHARGES are due. All such amounts shall be deducted (or added as appropriate for return payments) from (to) the FUNDS WITHHELD ACCOUNT hereon.

D.       REINSURERS' ADDITIONAL EXPENSE CHARGE

         All such amounts are to be wire transferred by the CEDING COMPANY to REINSURERS within 60 days following each December 31 based upon the LOSS RATIO as of such December 31st date. Furthermore, all such payments shall not be included in CONSIDERATION or deducted from the FUNDS WITHHELD ACCOUNT hereon.

E.       COVERAGE B CONSIDERATION

         The CEDING COMPANY shall credit to the FUNDS WITHHELD ACCOUNT as of January 1, 1993, a COVERAGE B CONSIDERATION equal to 35.454% of FINAL CONSIDERATION on or before February 15,1994 to maintain coverage for COVERAGE B. If, however, the CEDING COMPANY warrants no losses to

         COVERAGE B under this Agreement, the COVERAGE B CONSIDERATION shall be waived in its entirety.


                         ARTICLE 9: OFFSET AND SECURITY

A. Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of CONSIDERATION or losses and allocated LOSS ADJUSTMENT EXPENSES or otherwise, due from such party to another party under this Agreement, against any amounts, whether on account of CONSIDERATION or losses and allocated LOSS ADJUSTMENT EXPENSES or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming REINSURERS or CEDING COMPANY in this Agreement.

B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one ) all of its rights under this Agreement to receive CONSIDERATION or loss payments at any time from such other party ("Collateral'), to secure its CONSIDERATION or loss obligations to such other party at any time under this Agreement ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C. The security interest described herein, and the term "Collateral", shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.



                    ARTICLE 10: REPORTS AND LOSS SETTLEMENTS

A. Within 45 days following the end of each calendar quarter, the CEDING COMPANY will report in writing to the REINSURERS:

         1.       SNEP for the quarter and cumulative SNEP.


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
         2.       CONSIDERATION calculations as necessary.

         3. Summary of subject ULTIMATE NET LOSSES paid during the period and inception to date.

         4. Summary of ULTIMATE NET LOSSES outstanding including a report of incurred but not reported amounts.

         5. The amount of ULTIMATE NET LOSSES ceded to this Agreement for the period and inception to date indicating amounts due and outstanding.

         6. Any other information needed by the REINSURERS to evaluate this Agreement which is reasonably available to the CEDING COMPANY.

         7. A report detailing the activity and balance within the FUNDS WITHHELD ACCOUNT.

B.       1.       COVERAGE A LOSS SETTLEMENTS

                  Within 15 days of receipt by the REINSURERS of each December 31 report, the REINSURERS shall pay all cumulative ULTIMATE NET LOSSES Paid in respect of BUSINESS COVERED by the CEDING COMPANY on and after January 1, 1993 in excess of the CEDING COMPANY'S Retention subject to the AGGREGATE LIMITS hereon. Loss reimbursement at any calendar year shall be equal to the amount of such cumulative ULTIMATE NET LOSSES Paid at each date in excess of the Retention less net loss reimbursements previously made by the REINSURERS, subject to the AGGREGATE LIMITS in accordance with Section A of ARTICLE 5: COVERAGES AND AGGREGATE LIMITS.

         2.       COVERAGE

                  Within 15 days of receipt by the REINSURERS of each December 31 report, the REINSURERS shall pay all covered COVERAGE B ULTIMATE NET LOSSES paid by the CEDING COMPANY on and after January 1, 1993 in respect of BUSINESS COVERED subject to and in accordance with Sections B of ARTICLE 5: COVERAGES AND AGGREGATE LIMITS.

         3. All loss payments under B.1. and B.2., including all COMMUTATION payments, if any, above will be firstly made by deduction from the CONSIDERATION and then from the INTEREST CREDIT components of the FUNDS WITHHELD ACCOUNT by the CEDING COMPANY until depleted. Thereafter, REINSURERS shall pay from other funds of REINSURERS subject to all of the terms hereon.

               ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT
                               AND INTEREST CREDIT

A.       PROFIT SHARING

         Upon finalization of the payment of all losses recoverable hereon and/or COMMUTATION amounts, if any, the REINSURERS will relinquish to the CEDING COMPANY 92.5% of the remaining FUNDS WITHHELD ACCOUNT balance, if any. Payment of PROFIT SHARING in accordance with this ARTICLE shall release the REINSURERS from all current and future liability hereunder. The CEDING COMPANY shall pay the other 7.5% of the remaining FUNDS WITHHELD ACCOUNT balance to the REINSURERS at such time.

B.       FUNDS WITHHELD ACCOUNT

         For purposes of this Article, the CEDING COMPANY shall maintain a cumulative FUNDS WITHHELD ACCOUNT comprised of the following:

         1. The FUNDS WITHHELD ACCOUNT at December 31, 1992 shall be equal to zero.

         2. The FUNDS WITHHELD ACCOUNT at each subsequent year end shall be equal to:

                  a. The FUNDS WITHHELD ACCOUNT at the end of such prior year; plus

                  b. FINAL CONSIDERATION ADJUSTMENT and DEPOSIT CONSIDERATIONS, COVERAGE A ADDITIONAL CONSIDERATION adjustments and COVERAGE B CONSIDERATION credited or debited, if any; less

                  c.       REINSURERS' INITIAL EXPENSE CHARGE, if any; plus

                  d.       INTEREST CREDIT; less

                  e. Ceded ULTIMATE NET LOSSES paid under this Agreement for the prior year from the FUNDS WITHHELD ACCOUNT (including COMMUTATION payments).

         The REINSURERS shall not transfer or assign their rights to the FUNDS WITHHELD ACCOUNT hereon unless this Agreement is surrendered and a new Agreement is issued. Under any and all circumstances, the CEDING COMPANY must make a book entry of a transfer or assignment in order for such transfer or assignment to be valid.

C.       INTEREST CREDIT

         The CEDING COMPANY shall credit the FUNDS WITHHELD annually at each December 31st with interest calculated by applying an effective annual rate of the percentage below multiplied by the actual daily average FUNDS WITHHELD ACCOUNT balance for the respective calendar year, where the percentage equals:

         8% if the 12 month U.S. Treasury Bill rate is 8% or less:

         or

         8% + 50% of the amount by which the 12 month U.S. Treasury Bill rate is greater than 8%.

         The 12 month U.S. Treasury Bill rate to be used each year is the rate in effect on the first business day of each year as reported in the Wall Street Journal on the second business day of each year.


                              ARTICLE 12: CURRENCY

All of the provisions of this Agreement involving dollar amounts are expressed in terms of United States dollars and all CONSIDERATION and loss and allocated LOSS ADJUSTMENT EXPENSE payments hereunder shall be made in United States Dollars.


                             ARTICLE 13: COMMUTATION

The CEDING COMPANY shall have the sole option, effective at any calendar year end on or after December 31, 1993 to commute all Coverage A and B ceded liability outstanding hereunder. At COMMUTATION, the REINSURERS shall pay to the CEDING COMPANY the lesser of:

A. The present value of COVERAGE A and COVERAGE B, if any, ceded outstanding loss and allocated LOSS ADJUSTMENT EXPENSE reserves as determined by a loss reserve analysis conducted by an independent actuarial firm acceptable to both the CEDING COMPANY and the REINSURERS, with the CEDING COMPANY bearing the cost of such analysis; or

B. The existing value of the FUNDS WITHHELD ACCOUNT (as defined in ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT AND INTEREST CREDIT) at the COMMUTATION date.

Said payment shall constitute, together with the PROFIT SHARING payment, a full and final settlement of all terms of this Agreement; the CEDING COMPANY Will execute a hold


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
harmless agreement so stating and the REINSURERS will be thereby released from all current and future liability hereunder.

COMMUTATION payments in accordance with this Article shall be treated as losses and allocated LOSS ADJUSTMENT EXPENSES paid under this Agreement for determination of the FUNDS WITHHELD ACCOUNT.


                  ARTICLE 14: EXCESS OF ORIGINAL POLICY LIMITS

This Agreement shall protect the CEDING COMPANY, within the limits hereof for 80% of loss in excess of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the CEDING COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the CEDING COMPANY would have been contractually liable to pay had it not been for the limit of the original policy.


                    ARTICLE 15: EXTRA CONTRACTUAL OBLIGATIONS

A. This Agreement shall protect the CEDING COMPANY for 80% of any EXTRA CONTRACTUAL OBLIGATIONS within the limits hereof. The term "EXTRA CONTRACTUAL OBLIGATIONS" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the CEDING COMPANY to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which any EXTRA CONTRACTUAL OBLIGATION is incurred by the CEDING COMPANY shall be deemed, in all circumstances, to be the date of the original LOSS OCCURRENCE.

C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the CEDING COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                        ARTICLE 16: ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay and notification, omission or error is rectified upon discovery.


                          ARTICLE 17: ACCESS TO RECORDS

The CEDING COMPANY shall place at the disposal of the REINSURERS at all reasonable times, and the REINSURERS shall have the right to inspect, through its authorized representatives, all books, records, and papers of the CEDING COMPANY in connection with any reinsurance hereunder, or claims in connection herewith.

The REINSURERS agree that they will not disclose any confidential information obtained by it hereunder to parties not subject to this Agreement except under the following circumstances and then only as necessary.

A. When disclosure of such information is required in the normal course of REINSURERS' business; or

B.       With the prior written consent of the CEDING COMPANY; or

C. When REINSURERS are required by a subpoena or court order to disclose such information. The REINSURERS shall promptly notify the CEDING COMPANY of any attempt by a third party to obtain from it any such confidential information.

REINSURERS will provide CEDING COMPANY or its designated representative with such information as REINSURER and CEDING COMPANY may agree is necessary to the CEDING COMPANY'S handling of the business reinsured herein.

The obligation contained in the provision shall survive termination of this Agreement.


                          ARTICLE 18: ACTUARIAL REVIEW

Should the REINSURERS desire at any time to review the loss reserves established by the CEDING COMPANY as respects COVERAGE A and COVERAGE B ULTIMATE NET LOSSES, the REINSURERS shall select an independent actuarial firm acceptable to the

CEDING COMPANY to perform a reserve analysis. The costs of any reserve analysis performed under this Article will be borne by the REINSURERS hereon. Such a review shall be subject to the provisions of ARTICLE 17: ACCESS TO RECORDS.


                        ARTICLE 19: LOSS RESERVE FUNDING

The REINSURERS will maintain appropriate reserves with respect to their share of the loss reserves ceded and required under the terms of this Agreement which are reported by the CEDING COMPANY on the BUSINESS COVERED of this Agreement.

During the TERM of this Agreement the REINSURERS agree to provide a clean, irrevocable and unconditional Letter of Credit in favor of the CEDING COMPANY issued by a bank acceptable to the CEDING COMPANY adjusted to at all times be equal to the ceded cumulative ULTIMATE NET LOSSES outstanding hereunder less the FUNDS WITHHELD ACCOUNT balance at such dates. Such Letter of Credit shall be in the form, amount, and with an acceptable NAIC bank required to allow the CEDING COMPANY to take Full Statutory Credit for amounts recoverable under this Agreement.

The CEDING COMPANY also agrees to not make drawings upon the Letter of Credit provided by the REINSURERS for any purpose other than to reimburse the CEDING COMPANY for loss settlements due under this Reinsurance Agreement for which one or more of the REINSURERS are in default by more than seven days and provided that the CEDING COMPANY shall give the REINSURERS three days written notice prior to making any drawings.

The CEDING COMPANY shall reimburse the REINSURERS for annual security cost equal to .5% of the amount of Letter of Credit issued or maintained hereon as of each December 31st. The REINSURERS shall request such reimbursement whereupon the CEDING COMPANY shall make payment by direct wire transfer to the REINSURERS. All such amounts shall not be deducted from the FUNDS WITHHELD ACCOUNT.


                    ARTICLE 20: FUNDS WITHHELD TRUST ACCOUNT

In the event that the CEDING COMPANY experiences any one of the following circumstances, the REINSURERS may require a Trust Fund, with an independent bank, be established for purposes of collateralizing the FUNDS WITHHELD ACCOUNT hereon:

         1.       The CEDING COMPANY'S A.M. Best's Rating is downgraded below
                  B+; or

         2. The CEDING COMPANY'S combined statutory capital and surplus falls below $60 million; or

         3. The CEDING COMPANY effects both a change in ownership form such that the resulting ownership extends beyond the insureds of the COMPANY and there is a change in the office of President.

The CEDING COMPANY shall fully and promptly comply with such request from the REINSURERS. The CEDING COMPANY shall transfer marketable assets with a market value equal to the required FUNDS WITHHELD ACCOUNT balance within 30 days from the REINSURERS' request to do so. The CEDING COMPANY shall also transfer additional assets to the TRUST FUND, if needed, to maintain the TRUST FUND balance to be equal to the FUNDS WITHHELD requirement at each calendar quarter end including the requisite INTEREST CREDIT required hereon.


                             ARTICLE 21: INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, the reinsurance under this Agreement shall be payable by the REINSURERS (on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured without diminution because of the insolvency of the CEDING COMPANY) to the CEDING COMPANY or to its liquidator, receiver or statutory successor, except as provided by Section 4118A of the New York Insurance Law or except:

         1. Where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the CEDING COMPANY.

         2. Where the REINSURERS, with the consent of the direct insured or insureds, has assumed such policy obligations of the CEDING COMPANY as direct obligations of the REINSURERS to the payees under such policies and in substitution for the obligations of the CEDING COMPANY to such payees.

B. It is agreed, however, that liquidator or receiver or statutory successor of the insolvent CEDING COMPANY shall give written notice to the REINSURERS of the pendency of a claim against the insolvent CEDING COMPANY on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, the REINSURERS may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator or receiver or statutory successor. The expense thus incurred by the REINSURERS shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURERS.

C. Should the CEDING COMPANY go into liquidation or should a receiver be appointed, the REINSURERS shall be entitled to deduct from any sums which may be or may become due to the CEDING COMPANY under this Agreement any sums which are due to the REINSURERS by the CEDING COMPANY under this Agreement and which are payable at a fixed or stated date, as well as any other sums due the REINSURERS which are permitted to be offset under applicable law.


                             ARTICLE 22: ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereinafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the CEDING COMPANY, the other by the REINSURER, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from the following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. The decision shall be made in writing and will state the factual and legal basis supporting such decision. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one REINSURER is involved in the same dispute, all such REINSURERS shall constitute and act as one party for purposes of this ARTICLE and communications shall be made by the CEDING COMPANY to each of the REINSURERS constituting one party provided, however, that nothing herein shall impair the rights of such REINSURERS to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the REINSURERS participating under the terms of this Agreement from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties. Any arbitration shall be conducted in Lawrenceville, New Jersey.


                 ARTICLE 23: CHANGES IN ADMINISTRATIVE PRACTICES

If any intentional or unintentional change in the CEDING COMPANY'S processing or payment of claims materially increases the REINSURER'S economic loss under this Agreement from what the economic loss would have been if there had been no such change, the REINSURERS shall prepare, and the CEDING COMPANY shall accept, an adjustment of the portion of claims which is reimbursable, or any adjustments which will make the REINSURER'S risk position equivalent to that which would have been obtained under this Agreement if there had been no such change. The REINSURERS shall have the right to use auditing techniques, sampling techniques, or to otherwise investigate the nature and effect of any such change in administrative practices or of any possible compensatory adjustment therefore. Any dispute with respect to such adjustment shall be resolved by arbitration as provided in ARTICLE 22: ARBITRATION.


                                ARTICLE 24: TAXES

The CEDING COMPANY is solely liable for any FEDERAL EXCISE TAX (FET) applicable to this Agreement. Any FET to be paid shall be paid directly by the CEDING COMPANY to the taxing authorities and is in addition to the CONSIDERATION. No deduction shall be made from the FUNDS WITHHELD ACCOUNT.


                           ARTICLE 25: SERVICE OF SUIT

It is agreed that in the event of the failure of REINSURERS hereon to pay any amount claimed to be due hereunder, REINSURERS hereon, at the request of the CEDING COMPANY will submit to the jurisdiction of a court of competent jurisdiction within the United States. The foregoing shall not constitute a waiver of the right of the REINSURERS to commence any suit in, or to remove, remand or transfer any suit to any other court of competent jurisdiction in accordance with the applicable statutes of the state or United States pertinent thereto. It is further agreed that this Agreement shall be governed by the laws of the State of New Jersey.

It is further agreed that service of process in such suit may be made upon Kroll & Tract, 520 Madison Avenue, New York, New York 10022-4235, United States of America and that in any suit instituted against any one of them upon this Agreement, REINSURERS will abide by the final decision of such Court of any Appellate Court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of

REINSURERS in any suit and/or upon the request of the CEDING COMPANY to give a written undertaking to the CEDING COMPANY that they will enter a general appearance upon REINSURERS' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or District of the United States which makes provision therefor, REINSURERS hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the CEDING COMPANY or any beneficiary hereunder arising out of this Agreement, and hereby designate the above named as the person to whom said officer is authorized to mail such process or a true copy thereof.


                            ARTICLE 26: NO ASSIGNMENT

The CEDING COMPANY and the REINSURERS hereon hereby agree that neither party shall have the right to assign its respective interests and liabilities, including the FUNDS WITHHELD, under this Agreement. Notwithstanding the above, this clause shall not restrict the CEDING COMPANY from making investments it deems appropriate.


                            ARTICLE 27: INTERMEDIARY

Pegasus Advisors, Inc., Two Northington Place, 35 Tower Lane Avon, Connecticut 06001, is hereby recognized as the INTERMEDIARY negotiating this Agreement for all business hereunder and through whom all communications relating hereto (including but not limited to notices, statements and reports) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the CEDING COMPANY to the INTERMEDIARY, shall constitute payment to the REINSURER but payment by the REINSURER to the INTERMEDIARY shall only constitute payment to the CEDING COMPANY to the extent such payments are actually received by the CEDING COMPANY. Notwithstanding the foregoing, it is agreed that all payments will be direct from the REINSURER to the CEDING COMPANY, or from the CEDING COMPANY to the REINSURER, as appropriate.

IN WITNESS WHEREOF, this Treaty has been executed


In Lawrenceville, New Jersey, this ____ day of __________1996,

FOR AND ON BEHALF OF THE MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

By:     Daniel J. Goldberg
    ----------------------------------------------

                       INTERESTS AND LIABILITIES AGREEMENT

                                     FOR THE

                         COMBINED AGGREGATE AND CASUALTY
                CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT
                            EFFECTIVE JANUARY 1, 1993

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY

                    (HEREINAFTER CALLED THE "CEDING COMPANY")

                                       AND

                    SCANDINAVIAN REINSURANCE COMPANY LIMITED
                                HAMILTON, BERMUDA

                (HEREINAFTER CALLED THE "SUBSCRIBING REINSURERS")

It is hereby mutually agreed that the SUBSCRIBING REINSURERS' share in the Interest and Liabilities of the REINSURERS as set forth in the Combined Aggregate and Casualty Catastrophe Excess of Loss Reinsurance Agreement attached hereto shall be for a proportion of 50% (fifty percent).

The shares of the SUBSCRIBING REINSURERS in the Interests and Liabilities of the REINSURERS in respect of the said Combined Aggregate and Casualty Catastrophe Excess of Loss Reinsurance Agreement shall be separate and apart from the shares of the other REINSURERS to the Combined Aggregate and Casualty Excess of Loss Reinsurance Agreement and the Interests and Liabilities of the SUBSCRIBING REINSURERS shall not be joint with those of the other REINSURERS and in no event shall the SUBSCRIBING REINSURERS participate in the Interests and Liabilities of the other REINSURERS.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in triplicate by their duly authorized representatives:

Signed in Hamilton, Bermuda this 18th day of December, 1995, for and on behalf of:

SCANDINAVIAN REINSURANCE COMPANY LIMITED


By:      /S/ W. David Brining                        /S/ Jens Juul
    -----------------------------------------------------------------

                       INTERESTS AND LIABILITIES AGREEMENT

                                     FOR THE

                         COMBINED AGGREGATE AND CASUALTY

                CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT

                            EFFECTIVE JANUARY 1, 1993

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

                            LAWRENCEVILLE, NEW JERSEY

                    (HEREINAFTER CALLED THE "CEDING COMPANY")

                                       AND

                       HANNOVER REINSURANCE (IRELAND) LTD.

                                 DUBLIN, IRELAND

                                       AND

                         EISEN UND STAHL (IRELAND) LTD.

                                 DUBLIN, IRELAND




               (HEREINAFTER CALLED THE "SUBSCRIBING REINSURERS")


It is hereby mutually agreed that the SUBSCRIBING REINSURERS' share in the Interest and Liabilities of the REINSURERS as set forth in the Combined Aggregate and Casualty Catastrophe Excess of Loss Reinsurance Agreement attached hereto shall be for a combined proportion of 50% (fifty percent).

The shares of the SUBSCRIBING REINSURERS in the Interests and Liabilities of the REINSURERS in respect of the said Combined Aggregate and Casualty Catastrophe Excess of Loss Reinsurance Agreement shall be separate and apart from the shares of the other REINSURERS to the Combined Aggregate and Casualty Catastrophe Excess of Loss

Reinsurance Agreement and the Interests and Liabilities of the SUBSCRIBING REINSURERS shall not be joint with those of the other REINSURERS and in no event shall the SUBSCRIBING REINSURERS participate in the Interests and Liabilities of the other REINSURERS.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in triplicate by their duly authorized representatives:

For a 40% proportion, signed in Dublin, Ireland, this day of 17th day of January, 1996 for and on behalf of:

HANNOVER REINSURANCE (IRELAND) LTD.

By:      /S/ Dietmar Stenzel                [SEAL]
    -----------------------------------------------------------------
                                            US 263 100293




For a 10% proportion signed in Dublin, Ireland, this day of 17th day of January, 1996, for and on behalf of

EISEN UND STAHL (IRELAND) LTD:


By:      /S/ Dietmar Stenzel                [SEAL]
    -----------------------------------------------------------------
                                            US 263 200293